
                                     LEASE




                                 BY AND BETWEEN

                              ROTUNDA PARTNERS II,
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                   AS LANDLORD

                                       AND

                        SCIENTIFIC LEARNING CORPORATION,
                             A DELAWARE CORPORATION

                                    AS TENANT


                                 MARCH 20, 2000







                              1501 BROADWAY AVENUE


                                   OAKLAND, CA

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                                TABLE OF CONTENTS

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
ARTICLE 1             REFERENCE...................................................................................1

         1.1      References......................................................................................1

ARTICLE 2             LEASED PREMISES, TERM AND POSSESSION........................................................4

         2.1      Demise Of Leased Premises.......................................................................4

         2.2      Parking; Right To Use Outside Areas.............................................................4

         2.3      Commencement Date And Lease Term................................................................4

         2.4      Delivery Of Possession..........................................................................4

         2.5      Performance Of Improvements; Acceptance Of Possession...........................................5

         2.6      Surrender Of Possession.........................................................................5

ARTICLE 3             RENT, LATE CHARGES AND SECURITY DEPOSITS....................................................5

         3.1      Base Monthly Rent...............................................................................5

         3.2      Additional Rent.................................................................................5

         3.3      Adjustments.....................................................................................6

         3.4      Late Charge, And Interest On Rent In Default....................................................7

         3.5      Payment Of Rent.................................................................................7

         3.6      Prepaid Rent....................................................................................7

         3.7      Security Deposit................................................................................8

ARTICLE 4             USE OF LEASED PREMISES AND OUTSIDE AREA.....................................................8

         4.1      Permitted Use...................................................................................8

         4.2      General Limitations On Use......................................................................8

         4.3      Trash Disposal..................................................................................9

         4.4      Signs...........................................................................................9

         4.5      Compliance With Laws............................................................................9

         4.6      Compliance With Insurance Requirements..........................................................9

         4.7      Landlord's Right To Enter.......................................................................9

         4.8      Environmental Protection.......................................................................10

         4.9      Reservations...................................................................................11

ARTICLE 5             REPAIRS, MAINTENANCE, SERVICES AND UTILITIES...............................................11

         5.1      Repair And Maintenance.........................................................................11

                  (a)      Tenant's Obligations..................................................................11

                  (b)      Landlord's Obligation.................................................................11
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                                      i.

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         5.2      Utilities......................................................................................11

         5.3      Security.......................................................................................11

         5.4      Utilities......................................................................................11

         5.5      Energy And Resource Consumption................................................................11

         5.6      Limitation Of Landlord's Liability.............................................................12

ARTICLE 6             ALTERATIONS AND IMPROVEMENTS...............................................................12

         6.1      By Tenant......................................................................................12

         6.2      Ownership Of Improvements......................................................................13

         6.3      Alterations Required By Law....................................................................13

         6.4      Liens..........................................................................................13

ARTICLE 7             ASSIGNMENT AND SUBLETTING BY TENANT........................................................13

         7.1      By Tenant......................................................................................13

         7.2      Merger, Reorganization, or Sale of Assets......................................................14

         7.3      Landlord's Election............................................................................15

         7.4      Assignment Consideration And Excess Rentals Defined............................................15

         7.5      Payments.......................................................................................15

         7.6      Effect Of Landlord's Consent...................................................................15

ARTICLE 8             LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY...........................................16

         8.1      Limitation On Landlord's Liability And Release.................................................16

         8.2      Tenant's Indemnification Of Landlord...........................................................16

ARTICLE 9             INSURANCE..................................................................................17

         9.1      Tenant's Insurance.............................................................................17

         9.2      Landlord's Insurance...........................................................................18

         9.3      Mutual Waiver Of Subrogation...................................................................18

ARTICLE 10            DAMAGE TO LEASED PREMISES..................................................................18

         10.1     Landlord's Duty To Restore.....................................................................18

         10.2     Insurance Proceeds.............................................................................19

         10.3     Landlord's Right To Terminate..................................................................19

         10.4     Tenant's Right To Terminate....................................................................19

         10.5     Tenant's Waiver................................................................................20

         10.6     Abatement Of Rent..............................................................................20
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                                      ii.

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                                   (CONTINUED)

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ARTICLE 11            CONDEMNATION...............................................................................20

         11.1     Tenant's Right To Terminate....................................................................20

         11.2     Landlord's Right To Terminate..................................................................20

         11.3     Restoration....................................................................................20

         11.4     Temporary Taking...............................................................................20

         11.5     Division Of Condemnation Award.................................................................20

         11.6     Abatement Of Rent..............................................................................21

         11.7     Taking Defined.................................................................................21

ARTICLE 12            DEFAULT AND REMEDIES.......................................................................21

         12.1     Events Of Tenant's Default.....................................................................21

         12.2     Landlord's Remedies............................................................................22

         12.3     Landlord's Default And Tenant's Remedies.......................................................23

         12.4     Limitation Of Tenant's Recourse................................................................23

         12.5     Tenant's Waiver................................................................................23

ARTICLE 13            GENERAL PROVISIONS.........................................................................23

         13.1     Taxes On Tenant's Property.....................................................................23

         13.2     Holding Over...................................................................................24

         13.3     Subordination To Mortgages.....................................................................24

         13.4     Tenant's Attornment Upon Foreclosure...........................................................25

         13.5     Mortgagee Protection...........................................................................25

         13.6     Estoppel Certificate...........................................................................25

         13.7     Tenant's Financial Information.................................................................25

         13.8     Transfer By Landlord...........................................................................25

         13.9     Force Majeure..................................................................................25

         13.10    Notices........................................................................................25

         13.11    Attorneys' Fees................................................................................26

         13.12    Definitions....................................................................................26

                  (a)      Real Property Taxes...................................................................27

                  (b)      Landlord's Insurance Costs............................................................27

                  (c)      Property Maintenance Costs............................................................27

                  (d)      Property Operating Expenses...........................................................28
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                                     iii.

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                                   (CONTINUED)

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                  (e)      Law...................................................................................28

                  (f)      Lender................................................................................28

                  (g)      Private Restrictions..................................................................28

                  (h)      Rent..................................................................................28

         13.13    General Waivers................................................................................28

         13.14    Miscellaneous..................................................................................28

ARTICLE 14            CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT...........................................29

         14.1     Corporate Authority............................................................................29

         14.2     Brokerage Commissions..........................................................................29

         14.3     Entire Agreement...............................................................................29

         14.4     Landlord's Representations.....................................................................29

ARTICLE 15            OPTIONS TO EXTEND..........................................................................30

         15.1     Options........................................................................................30

         15.2     Fair Market Rent...............................................................................30

         15.3     Determination..................................................................................30

         15.4     Arbitration....................................................................................30

         15.5     Improvement Allowance..........................................................................31

ARTICLE 16            EXPANSION..................................................................................31

         16.1     Expansion Space................................................................................31

         16.2     Option Consideration...........................................................................32

         16.3     Base Monthly Rent for Expansion Space..........................................................32

         16.4     Tenant Improvement Allowance for Expansion Space...............................................32

         16.5     Corridor for Expansion Space...................................................................33

ARTICLE 17            RIGHT OF FIRST REFUSAL.....................................................................33

17.1                  RIGHT OF FIRST REFUSAL.....................................................................33


Exhibit A         SITE PLAN
Exhibit B         WORK LETTER
Exhibit C         COMMENCEMENT DATE CERTIFICATE
Exhibit D         FORM OF ESTOPPEL CERTIFICATE

                                     iv.

                                      LEASE


         THIS LEASE, dated March 20, 2000 for reference purposes only, is made by and between ROTUNDA PARTNERS II, a California limited liability company ("Landlord") and SCIENTIFIC LEARNING CORPORATION, a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                    ARTICLE 1

                                    REFERENCE

1.1 REFERENCES. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

         Tenant's Address for Notice:         PRIOR TO THE COMMENCEMENT DATE:

                                              Scientific Learning Corporation
                                              1995 University Avenue, Suite
                                              400 Berkeley, CA 94704

                                              AFTER THE COMMENCEMENT DATE:

                                              At the Leased Premises.

         Tenant's Representative:             General Counsel

         Landlord's Address for Notices:      600 Grand Avenue, Suite 404
                                              Oakland, CA 94610

                                              With a copy to:

                                              Rod Divelbiss, Esq. 100 Spear
                                              Street, Suite 1115 San
                                              Francisco, CA 94105


         Landlord's Representative:           Mark Moss
         Email address:                       piedmark@aol.com
         Phone Number:                        (510) 268-8500
         Fax Number:                          (510) 834-5380

         Intended Delivery Date:              January  1, 2001

         Intended Commencement Date:          January 1, 2001

         Lease Term:                          Eight (8) years

         Lease Expiration Date:               Eight (8) Years from the
                                              Commencement Date, unless
                                              earlier terminated in
                                              accordance with the terms of
                                              this Lease, or extended by
                                              Tenant pursuant to Article 15.

                                      1.

         Options to Renew:                    Two (2) option(s) to renew, each
                                              for a term of five (5) years at
                                              95% of Fair Market Value.

         Partial First Month's Prepaid Rent:  $50,000, with credit given for
                                              $25,000 paid to Landlord by
                                              Tenant prior to execution of
                                              this Lease (to be applied to the
                                              first month in which Base
                                              Monthly Rent is due)

         Tenant's Security Deposit:           $400,000, subject to reduction
                                              in accordance with Sec. 3.7

         Late Charge Amount:                  Three Percent (3%) of the
                                              Delinquent Amount

         Tenant's Required Liability
         Coverage:                            $2,000,000 Combined Single Limit

         Tenant's Broker:                           NONE

         Landlord's Broker:                         NONE

         Property:                            That certain real property
                                              situated in the City of Oakland,
                                              State of California, improved
                                              with one building, which real
                                              property is shown on the Site
                                              Plan attached hereto as Exhibit
                                              "A" and is commonly known as or
                                              otherwise described as the
                                              Rotunda Building.

         Building:                            That certain building on the
                                              Property in which the Leased
                                              Premises are located commonly
                                              known as 1501 Broadway Ave.,
                                              Oakland, CA (the "Building"),
                                              which Building is shown outlined
                                              on Exhibit "A" hereto. The
                                              Building contains 242,031 square
                                              feet.

         Outside Areas: The "Outside Areas" shall mean all areas which are located outside of and contiguous to the Building, as shown the Site Plan attached as Exhibit A, such as pedestrian walkways, parking areas, landscaped area, open areas and enclosed trash disposal areas.

         Parking Area:                        The "Parking Area" shall mean
                                              all areas marked as such on the
                                              Site Plan attached as Exhibit A.

         Plans:                               The "Plans" shall mean the
                                              drawings prepared by
                                              Architectural Dimensions
                                              attached as Schedule 1 to the
                                              Work Letter bearing the
                                              following identifying
                                              information: Job No. CC020,
                                              Sheet X-6 dated March 13, 2000,
                                              Sheet X-7 dated March 13, 2000,
                                              Sheet X-8 dated March 13, 2000,
                                              Sheet X-9 dated March 13, 2000,
                                              and Sheet X-11 dated
                                              March 16, 2000.

         Leased Premises:                     The "Leased Premises" shall mean
                                              all the interior space on the
                                              fifth (5th) and sixth (6th)
                                              floors and the seventh (7th)
                                              floor penthouse of the Building,
                                              to consist of approximately
                                              69,483 rentable square feet and
                                              shown on the Plans attached as
                                              Schedule 1 to the Work Letter,
                                              as it may be changed by the
                                              addition of all or any portion
                                              of the Expansion Space, together
                                              with the exclusive right to use
                                              the areas marked "roof" on
                                              Sheets X-8 and X-11 of the
                                              Plans.

                                      2.

         Original Build-out Space             All the interior space on the
                                              fifth (5th) and sixth (6th)
                                              floors and the seventh (7th)
                                              floor penthouse of the
                                              Building, to consist of
                                              approximately 69,483 rentable
                                              square feet and shown on the
                                              Plans attached as Schedule 1 to
                                              the Work Letter.

         Expansion Space                      The 12,947 rentable square
                                              foot space delineated on Sheet
                                              X-9 of the Plans as "Future
                                              Tenant", as more fully described
                                              in Article 16.

         Tenant's Parking Spaces              100 Spaces

         Tenant's Percentage Share:           The term "Tenant's Percentage
                                              Share" shall mean the percentage
                                              obtained by dividing the
                                              rentable square footage of the
                                              Leased Premises at the time of
                                              calculation by the rentable
                                              square footage of the Building.
                                              Such percentage is currently
                                              estimated to be 34.06%. In the
                                              event that the rentable square
                                              footage of the Leased Premises
                                              is changed, Tenant's Percentage
                                              Share shall be recalculated to
                                              equal the percentage described
                                              in the first sentence of this
                                              paragraph, so that the aggregate
                                              Tenant's Expense Share of all
                                              tenants of the Building shall
                                              equal 100%.

         Base Year:                           Calendar Year 2001

         Base Monthly Rent:                   The term "Base Monthly Rent for
                                              the Original Build-out Space"
                                              shall mean the following:

                                              PERIOD          MONTHLY AMOUNT
                                              ------          --------------
                                              Months 1-12     $2.33 per
                                                              rentable sq. ft.

                                              Commencing with Month 13 of the
                                              Lease Term and at the end of
                                              each 12 month period thereafter
                                              (until the Lease Expiration
                                              Date), Base Monthly Rent for the
                                              Original Build-out Space shall
                                              be increased at a rate of 3% per
                                              annum compounded annually.

                                              The term "Base Monthly Rent for
                                              the Designated Portion of the
                                              Expansion Space" shall mean
                                              $2.17 per rentable square foot,
                                              subject to a 3% annual increase,
                                              compounded annually as described
                                              in Section 16.3.

                                              The term "Base Monthly Rent"
                                              shall be deemed to refer
                                              collectively to the Base Monthly
                                              Rent for the Original Build-out
                                              Space and the Base Monthly Rent
                                              for the Designated Portion of
                                              the Expansion Space.

         Permitted Use:                       General Office, research and
                                              development, marketing, sales
                                              and other related lawful uses.

         Exhibits:                            The term "Exhibits" shall mean
                                              the Exhibits of this Lease which
                                              are described as follows:

                                              Exhibit "A" - Site Plan showing
                                              the Property, the Outside Areas,
                                              the Parking Area and delineating
                                              the Building in which the Leased
                                              Premises are to be located.

                                      3.

                                              Exhibit "B" - Work Letter

                                              Exhibit "C" - Commencement Date
                                                            Certificate

                                              Exhibit "D" - Form of Tenant
                                                            Estoppel Certificate

                                    ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

2.1 DEMISE OF LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to sixty-five percent (65%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, and (ii) all Laws governing the use of the Leased Premises and the Property.

2.2 PARKING; RIGHT TO USE OUTSIDE AREAS. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease. Tenant shall have the nonexclusive right to use 100 parking spaces located in the Parking Area, at the prevailing rate which is currently (and shall be for the first twelve months of the term) not more than of $100 per month for each space, payable concurrently with Base Monthly Rent to either the Landlord, or, at Landlord's direction, to any entity operating the Parking Area. Landlord hereby represents, and Tenant acknowledges, that as of the date of this Lease, construction of the proposed parking garage at 16th Street and San Pablo in Oakland, on land owned and controlled by the City of Oakland, has not begun but has been promised to Landlord by the City of Oakland. During construction of said parking structure, Landlord shall provide Tenant with access to no less than the number of parking spaces referred to in
Article 1, which parking spaces will be located no further than one and one-half blocks from the Building. Landlord shall make all reasonable efforts to accommodate all of Tenant's parking requests in lots as close to the Building as possible, and may provide valet parking, at no cost to Tenant, if sufficient spaces cannot be provided within one and one-half blocks of the Building. Following completion of the parking structure, Landlord shall provide no less than the number of parking spaces referred to in Article 1 to Tenant within such structure.

2.3 COMMENCEMENT DATE AND LEASE TERM. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Commencement Date shall be deemed to have occurred on the actual Delivery Date, as determined pursuant to Section
2.4 below. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1) unless extended or sooner terminated in accordance with the terms of this Lease. The Lease Term shall be that period of time commencing on the Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

2.4 DELIVERY OF POSSESSION. Landlord shall deliver to Tenant possession of the Leased Premises upon Substantial Completion of the Improvements as that term is defined in the Work Letter (defined in Section 2.5) attached hereto as Exhibit B. The date that the Leased Premises are so delivered to the Tenant shall be deemed the "Delivery Date." If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Delivery Date, Landlord shall have until the date that is sixty (60) days after the Intended Delivery Date (the "Delivery Grace Period") to deliver the Leased Premises. Additionally, the Delivery Grace Period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of the action or inaction of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the Delivery Grace Period (including any extension thereof by reason of the actions or inaction of Tenant), then Tenant shall be entitled to elect either to (i) receive a credit of two (2) days of free rent for each day that the Leased Premises are not delivered to Tenant after expiration of the Delivery Grace Period (including any extension thereof by reason of the actions or inaction of Tenant), which free rent shall apply to the first months in which Base Monthly Rent is due or (ii) terminate this Lease, and in the

                                      4.

event of such termination Landlord shall not be liable in damages to Tenant for any delay. If Tenant elects to receive the credit rather than electing to terminate this lease, Tenant may not thereafter terminate this Lease based upon this paragraph.

2.5 PERFORMANCE OF IMPROVEMENTS; ACCEPTANCE OF POSSESSION. Landlord shall, pursuant to the Work Letter attached to as Exhibit B and made a part of this Lease (the "Work Letter"), perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the "Improvements"). It is agreed that by occupying the Leased Premises, Tenant shall be deemed to have accepted same and to have acknowledged that the Leased Premises are in the condition called for hereunder, subject to reasonable punchlist items (to be identified by Tenant in a written notice to Landlord given within thirty (30) days of such occupancy) and latent defects.

2.6 SURRENDER OF POSSESSION. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises to Landlord in as good condition, broom clean, as existed at the Commencement Date, damage by casualty or condemnation (which events shall be governed by Articles 10 and 11) and reasonable wear and tear excepted. Except for such reasonable wear and tear, Tenant shall (i) repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property, (ii) patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the roof, floor, interior or exterior walls or ceiling of the Leased Premises and the Building, whether such penetrations were made with Landlord's approval or not, and (iii) repair all stained or damaged ceiling tiles, wall coverings and floor coverings if damage was caused by Tenant. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal; provided however, Tenant shall not be required to remove the Improvements installed pursuant to the Work Letter. If the Leased Premises are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in returning the Leased Premises to the required condition. Tenant shall pay to Landlord the amount of all reasonable costs so incurred within ten (10) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

                                    ARTICLE 3

                    RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1  BASE MONTHLY RENT.

         (a) Commencing on the Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" for the Original Build-out Space in Article 1, subject to a possible credit in accordance with Section 7(c) of the Work Letter.

3.2 ADDITIONAL RENT., in addition to the Base Monthly Rent for the Original Build-out Space, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

         (a) Provided that in no event shall Tenant be responsible for annual increases in Property Operating Expenses in excess of $0.05 per rentable square foot of the Leased Premises per month, commencing on January 1, 2002 and continuing thereafter throughout the Lease Term, Tenant's Percentage Share of any increases in Property Operating Expenses (as defined in Article 13) incurred by Landlord in excess of the Property Operating Expenses

                                      5.

paid by Landlord in calendar year 2001 (the "Base Year"). Payment shall be made by whichever of the following methods (or combination of methods) is
(are) from time to time designated by Landlord:

                  (i) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) due from Tenant, and Tenant shall pay to Landlord the amount due within thirty (30) days after receipt of a written bill therefor from Landlord, and/or

                  (ii) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to Tenant's Percentage Share of the excess of such expenses over the amount of such expenses incurred in the Base Year the estimated amount of such expenses for such year over the in equal monthly installments during such year with the installments of Base Monthly Rent.

         (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

         (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

         (d) Any amounts due Landlord from Tenant Lease concerning the Expansion Space pursuant to the Article 16.

         (e) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Tenant may cause an audit of Landlord's books and records to determine the accuracy of Landlord's billings for Property Operating Expenses under this Lease, provided Tenant commences such audit within sixty (60) days after Tenant's receipt of the year-end statement described in Section 3.3 above setting forth the annual reconciliation of the Property Operating Expenses or any change in estimated monthly expenses under Section 3.2(a)(iii) above. If such audit reveals that the Landlord overcharged Tenant for Property Operating Expenses for any given year, then Landlord shall pay to Tenant the excess. If such audit reveals a discrepancy of more than three (3%) percent of the actual amount of any Property Operating Expenses charges, then Landlord shall pay the cost of the audit.

3.3  ADJUSTMENTS.

         (a) If Landlord shall have elected to bill Tenant for Tenant's Percentage Share of increases in the Property Operating Expenses over the Base Year (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days after conclusion of the reconciliation. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

         (b) If the occupancy of the Building during any part of any expense year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Property Operating Expenses for that expense year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Property Operating Expenses that would have been incurred had the Building been 95% occupied. This amount shall be considered to have been the amount of Property Operating Expenses for that expense year. For purposes of this paragraph, "variable components" include only those component expenses that are affected by variations in occupancy levels.

                                      6.

                  (c) Base Year Property Operating Expenses shall be adjusted as follows:

                  (i) If Landlord incurs expenses associated with or relating to separate items, categories or subcategories of Property Operating Expenses that were not part of Property Operating Expenses during the Base Year or a part of Property Operating Expenses for only a portion of the Base Year, Property Operating Expenses for the Base Year shall be considered to be increased by the amounts that Landlord would have incurred during the Base Year with respect to such expenses had these separate items, categories or subcategories of Property Operating Expenses been included in the Property Operating Expenses during the entire Base Year;

                  (ii) If any portion of the Building is covered by a warranty at anytime during the Base Year, Property Operating Expenses for the Base Year shall be considered to be increased by the amount that Landlord would have incurred during the Base Year with respect to the items or matters covered by the warranty had the warranty not been effective during the Base Year; and

                  (iii) Any additional annual premium resulting from any new forms of insurance, any increase in insurance limits or coverages, or any decrease in deductibles in any year after the Base Year shall be considered to be included in Property Operating Expenses for the Base Year.

3.4 LATE CHARGE, AND INTEREST ON RENT IN DEFAULT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefor, if any installment of Base Monthly Rent is not received by Landlord from Tenant when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in
Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 3% of the Additional Rent not so paid; provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be liable for any Late Charge Amount or other late charge hereunder if such installment of Base Monthly Rent or Additional Rent is received by Landlord within ten (10) days after Tenant's receipt of such notice from Landlord. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of 10 calendar days after notice from Landlord, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5 PAYMENT OF RENT. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 PREPAID RENT. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "Partial First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder. Tenant shall, within ten (10) days following Tenant's approval of the final plans and specifications for the Improvements, pay to Landlord the balance of the first month's rent for the Original Build-out Space and the Expansion Space.

                                      7.

3.7  SECURITY DEPOSIT.

         (a) Within ten (10) days following Tenant's approval of the final plans and specifications for the Improvements, Tenant shall deposit with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent.

         (b) Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum or shall replenish the letter of credit, if applicable. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on any cash Security Deposit held by Landlord. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.

         (c) Provided Tenant has not been in default beyond any applicable notice and cure period, on the first day of the eighteenth calendar month of the Lease Term, the amount of the Security Deposit shall be reduced to Three Hundred Thousand Dollars ($300,000), and Landlord shall promptly return to Tenant the sum of One Hundred Thousand Dollars ($100,000).

                                    ARTICLE 4

                     USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 PERMITTED USE. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 GENERAL LIMITATIONS ON USE. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not (i) install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building or (ii) affix any equipment or make any penetrations or cuts in the floors, ceiling or walls of the Leased Premises, without Landlord's prior written consent, which consent shall not be

                                      8.

unreasonably withheld; provided, however, that it shall be reasonable for Landlord to withhold its consent if Tenant's proposed installations or penetrations impact the structural integrity of the Building. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 TRASH DISPOSAL. Landlord shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Landlord shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises in a clean, safe and neat condition and keep the Outside Areas (except the trash enclosure areas) free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.4 SIGNS. Other than business identification signs allowed pursuant to this Section, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Subject to Landlord's prior written consent, which shall not be unreasonably withheld, and subject to approval by the City of Oakland, the National Park Service and the California State Historic Preservation Office, Tenant shall have the right to install an illuminated business identification blade sign on the Building. Landlord shall cooperate with Tenant's efforts to obtain approval from the City of Oakland for an illuminated sign. Any such sign shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval (which shall not be unreasonably withheld), and all Laws and all requirements of the City of Oakland, using a person approved by Landlord to install same.

4.5 COMPLIANCE WITH LAWS. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of Hazardous Materials (except that Tenant shall not be responsible for any Hazardous Materials at the Leased Premises, the Building, the Outside Areas or the Property not introduced by Tenant, its agents, employees or invitees), and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.6 COMPLIANCE WITH INSURANCE REQUIREMENTS. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provision of this Lease, copies of which have been or will, upon Tenant's written request therefor, be provided to Tenant, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or
(iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.7 LANDLORD'S RIGHT TO ENTER. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations approved by Tenant, additions or repairs; (iv) posting notices, and (v) performing any of Tenant's obligations when Tenant has failed to do so beyond any applicable notice and cure

                                      9.

period. Landlord shall have the right to enter the Leased Premises during normal business hours and during all reasonable times, subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. In exercising its rights under this Section, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of the Leased Premises and the Outside Areas.

4.8 ENVIRONMENTAL PROTECTION. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

         (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 ET SEQ., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C.
Section 1251 ET SEQ., (d) Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. Section 2601 ET SEQ., (f) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code Section 25300 ET SEQ.,
(h) California Hazardous Waste Control Act, Cal. Health & Safety code Section 25100 ET SEQ., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code Section 13000 ET SEQ., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes Section 25220 ET SEQ., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code Section 25249.5 ET SEQ., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code Section 25280 ET SEQ., (m) Air Resources Law, Cal. Health & Safety Code Section 39000 ET SEQ., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof,
(iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

         (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials by Tenant, its subtenants, their respective agents, employees, contractors or invitees (collectively, the "Tenant Parties"). Tenant shall not store, use or dispose of any Hazardous Materials except for diminimus amounts typically used in offices and/or those Hazardous Materials listed in a Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for

                                      10.

and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination as required by Law, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials.

4.9 RESERVATIONS. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and covenants, conditions and restrictions, so long as such easements, rights of way, dedications and covenants, conditions and restrictions do not materially and adversely affect the use of the Leased Premises by Tenant, materially and adversely affect Tenant's parking rights, and do not prohibit any Permitted Use. Tenant agrees to execute any documents reasonably request by Landlord to effectuate any such easement rights, dedications, maps or covenants, conditions and restrictions.

                                    ARTICLE 5

                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

         (a) TENANT'S OBLIGATIONS. Tenant shall, at all times during the Lease Term and at its sole cost and expense, continuously keep and maintain the Leased Premises, excluding all Improvements, but including alterations, fixtures and furnishings, in good order, condition and repair, subject to the provisions of this Article 5 and Article 10. At Landlord's option, if Tenant fails to repair and maintain within a reasonable time following Landlord's notice to Tenant that such repair and maintenance is necessary, Landlord may make such repair and maintenance. Within thirty (30) days of its receipt of Landlord's invoice, Tenant shall pay to Landlord Landlord's out-of-pocket costs incurred in connection with such repair and maintenance.

         (b) LANDLORD'S OBLIGATION. Landlord shall at its sole cost and expense, (i) regularly clean and at all times during the Lease Term, maintain in good condition and repair all portions of the Property (including the Leased Premises) except those required to be maintained by Tenant pursuant to
Section 5.1(a) above.

5.2 UTILITIES. Landlord shall provide at its sole cost and expense, adequate gas, water and electricity to the Leased Premises, provided that if Tenant requires HVAC after normal business hours (which shall be from 8:00 a.m. to 7:00 p.m., Monday through Friday, and from 9:00 a.m. to 1:00 p.m. on Saturdays) Landlord may charge Tenant $40.00 for the first hour for each zone for which after hours HVAC is requested, and $15.00 for each additional hour for each zone. Tenant shall be responsible for arranging for telephone service n Tenant's own name, at Tenant's sole cost and expense.

5.3 SECURITY. Landlord shall provide, at its sole cost and expense, a security guard service, twenty four hours a day, seven days a week, to provide security for the Leased Premises, the Building, the Outside Areas and the Property. In addition, Landlord, at its sole cost and expense, shall provide escort services from the Leased Premises to parking spaces provided hereunder, if requested to do so by Tenant, but only on Monday through Friday after 7:00 p.m.

5.4 UTILITIES. Landlord shall provide at its sole cost and expense, adequate janitorial services to the Leased Premises, Monday through Friday, consistent with customary and reasonable janitorial practices in class A office buildings in the San Francisco Bay area.

5.5 ENERGY AND RESOURCE CONSUMPTION. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by

                                      11.

reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or
(ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.6 LIMITATION OF LANDLORD'S LIABILITY. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs (not to exceed thirty (30) days), or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than to the extent caused by Landlord's negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

                                    ARTICLE 6

                          ALTERATIONS AND IMPROVEMENTS

6.1 BY TENANT. This provision refers to alterations made to the Leased Premises after Tenant's initial occupancy of the Leased Premises, and does not pertain to the construction of the Improvements, which is governed by the attached Work Letter. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld or delayed. Landlord's approval shall be deemed given if not denied by Landlord in a written notice to Tenant delivered within fifteen (15) days following receipt of Tenant's written request. Tenant's written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant's removal obligations set forth in Section 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All modifications, alterations or improvements, once approved by Landlord, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least fifteen (15) days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises (except to the extent Tenant has obtained Landlord's approval pursuant to Section 4.2). As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, shall be permitted to make non-structural alterations to the Building, provided that: (a) such alterations do not exceed $7,500 individually, (b) Tenant shall timely provide Landlord the notice required,
(c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and

                                      12.

specifications therefor, either "as built" or marked to show construction changes made, and (d) Tenant shall, upon Landlord's request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration.

6.2 OWNERSHIP OF IMPROVEMENTS. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant. Landlord shall have no lien or interest whatsoever in any of Tenant's property or equipment located in the Leased Premises or elsewhere, and Landlord waives any such liens and interests.

6.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 12%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two") (but in no event more than the maximum interest rate permitted by law), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 LIENS. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                    ARTICLE 7

                       ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT. Except in connection with a Permitted Transfer, Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord's prior written consent (except a Permitted Transfer), at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the


                                      13.

circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

         (a)  the proposed assignee or sublessee is a governmental agency;

         (b) the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than a Permitted Use as set forth in Article 1, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

         (c) the financial worth of the proposed assignee does not meet the credit standards applied by Landlord at the time of the proposed assignment;

         (d) the proposed assignee or sublessee in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

         (e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

         (f) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

         (g) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this
Article 7;

         (h) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of any floor of the Building into more than two subleased parcels or would require improvements to be made outside of the Leased Premises;

         (i) the proposed transferee is an existing tenant in the Building and the Landlord at that time has comparable available space for lease in the Building.

7.2 MERGER, REORGANIZATION, OR SALE OF ASSETS. Each of the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (a) dissolution, merger, consolidation or other reorganization of Tenant; or (b) at any time that the capital stock of Tenant is not publicly traded on a recognized exchange, the sale or transfer in one or more transactions to one or more related parties of a controlling percentage of the capital stock of Tenant; or (c) or the sale or transfer of all or substantially all of the assets of Tenant. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Notwithstanding the foregoing, Tenant (or any Permitted Transferee, as defined herein) may, without Landlord's prior written consent and without being subject to any of the provisions of this Article 7, including without limitation, Landlord's right to recapture any portion of the Leased Premises, sublet the Leased Premises or assign this Lease to (individually, a "Permitted Transferee," collectively, "Permitted Transferees"): (i) a subsidiary, affiliate, parent, division, entity or joint venture controlling, controlled by or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of all or substantially all of the assets of Tenant; provided that either (1) Tenant shall remain primarily liable under the Lease (except in the event it is not the surviving entity in the merger) or (2) that any Permitted Transferee under (i), (ii) or (iii) above has a net worth equal to or greater than Tenant's and does not have any contingent or off-balance sheet liabilities that make it less credit worthy than Tenant as of the date of this Lease. In the event any proposed assignee or subtenant under (i), (ii) or (iii) above has a net worth less than Tenant or has contingent or off-balance sheet liabilities that make it less credit worthy than Tenant, Landlord's consent (pursuant to Section 7.1 above) shall be required and all of the terms and conditions of this Article 7 shall apply, except that Landlord shall not be entitled to terminate this Lease pursuant to Section 7.3, and Landlord shall

                                      14.

not be entitled to any assignment consideration or excess rentals pursuant to
Section 7.5 of this Lease. If any proposed assignee or subtenant under (i),
(ii) or (iii) above does not qualify as a Permitted Transferee because it has a net worth which is less than Tenant or has contingent or off-balance sheet liabilities that make it less creditworthy than Tenant, then in the event Landlord nevertheless consents (pursuant to the provisions of Section 7.1 above) to such proposed assignee or subtenant, such proposed assignee or subtenant shall constitute a Permitted Transferee under this Lease.

7.3 LANDLORD'S ELECTION. If Tenant shall desire to assign its interest under the Lease or to sublet all or any portion of the Leased Premises, except in connection with a Permitted Transfer Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least twenty (20) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of twenty (20) days following receipt of such notice and the required information within which to do one of the following:
(i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) in the case of an assignment of this Lease or sublet of any part of the Leased Premises for the remainder of the term, terminate this Lease. During such ten (10) day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Notwithstanding the foregoing, if Landlord elects to terminate the Lease as provided herein, Landlord shall notify Tenant thereof during such ten (10) day period and Tenant shall either (i) accept Landlord's termination or (ii) rescind its request for consent to the assignment or subletting, in which case the Lease shall continue in full force and effect between Tenant and Landlord.

7.4 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, after deduction for reasonable leasing commissions and reasonable legal fees incurred by Tenant in connection with such assignment and, the cost of tenant improvements made by Tenant at Tenant's sole cost and expense to prepare the Leased Premises for the assignee, but without deduction for any other costs or expenses. The term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, after deduction for reasonable leasing commissions and reasonable legal fees incurred by Tenant in connection with such sublease and the cost of tenant improvements made by Tenant at Tenant's sole cost and expense to prepare the Leased Premises for the subtenant, but without deduction for any other costs or expenses. Tenant agrees that sixty-five percent (65%) of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.5 PAYMENTS. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.6 EFFECT OF LANDLORD'S CONSENT. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting.

                                      15.

                                    ARTICLE 8

                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time (not to exceed 15 days) shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party, occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time not to exceed 15 days shall have lapsed following receipt of written notice from Tenant to so perform such obligation. This indemnity agreement shall survive the expiration or sooner termination of this Lease. The parties acknowledge that this paragraph has been the subject of negotiation.

                                      16.

                                    ARTICLE 9

                                    INSURANCE

9.1 TENANT'S INSURANCE. Tenant shall maintain insurance complying with all of the following:

         (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

                  (i) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

                  (ii) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and equipment within the Leased Premises with coverage for the full actual replacement cost thereof;

                  (iii)    Plate glass insurance, at actual replacement cost;

                  (iv)     Pressure vessel insurance, if applicable;

                  (v) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all laws; and

                  (vi) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

         (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and XI;
(v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

         (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty

                                      17.

days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

9.2  LANDLORD'S INSURANCE. With respect to insurance maintained by Landlord:

         (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

         (b) Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Three Million Dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

         (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; PROVIDED, HOWEVER, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                   ARTICLE 10

                            DAMAGE TO LEASED PREMISES

10.1 LANDLORD'S DUTY TO RESTORE. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by

                                      18.

Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 INSURANCE PROCEEDS. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

         (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction or by any peril which would have been covered by the insurance Landlord is required to maintain pursuant to Section 9.2 (an "Insured Peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord (or which Landlord was required to carry pursuant to Section 9.2(a) hereof) plus the amount of any deductible (up to a maximum amount of five percent (5%) of the replacement cost of the Building), plus any amount that the Tenant agrees in writing to contribute towards restoration, or (ii) fifty percent of the then actual replacement cost of the Building;

         (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of
Article 9 of this Lease, provided, however, that, subject to the requirements of the holder of any deed of trust encumbering the Property, Landlord shall not have the right to terminate this Lease if Tenant notifies Landlord, within thirty (30) days after Tenant receives Landlord's written notice of termination pursuant to this Section 10.3, that Tenant will pay for the cost of restoration of the Leased Premises, in excess of any insurance proceeds to be received by Landlord.

         (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 TENANT'S RIGHT TO TERMINATE. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

         (a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the date the architect's or construction consultant's written opinion is delivered; or

         (b) If the damage occurred within twelve months of the last day of the then current Lease Term, unless at the time of damage or destruction, Tenant has an option to extend, in which case this Lease shall not terminate if Tenant elects to exercise its option to extend.

                                      19.

10.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code,
Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 ABATEMENT OF RENT. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                   ARTICLE 11

                                  CONDEMNATION

11.1  TENANT'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) or a portion of the Outside Area is taken such that the parking available to Tenant is reduced by more than thirty-five percent (35%), and the Landlord does not, within a reasonable period of time, provide alternative parking arrangements within a reasonable walking distance of the Leased Premises. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 LANDLORD'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph
11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 RESTORATION. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 TEMPORARY TAKING. If a portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 DIVISION OF CONDEMNATION AWARD. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; PROVIDED, HOWEVER, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court of Alameda County to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.


                                      20.

11.6 ABATEMENT OF RENT. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 TAKING DEFINED. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                   ARTICLE 12

                              DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

         (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within three (3) days after notice from Landlord that such rent is past due PROVIDED, HOWEVER, that such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

         (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, PROVIDED such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

         (c) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

         (d) Tenant shall have abandoned the Leased Premises; or

         (e) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

         (f) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

         (g) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

                                      21.

         (h) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 LANDLORD'S REMEDIES. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

         (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

         (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

                  (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

                  (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

                  (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

         (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code
Section 1951.4 ("Landlord may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

         (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

                  (i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

                                      22.

                  (ii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

                  (iii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following:
(i) expenses for cleaning, repairing or restoring the Leased Premises,
(ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise),
(iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises;
(iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

(e) In the event any rent check is returned for insufficient finds, by written notice to Tenant, Landlord may require the Tenant to pay its rent thereafter by wire transfer or cashiers check.

12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; PROVIDED THAT, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 LIMITATION OF TENANT'S RECOURSE. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the property of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals.

12.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                   ARTICLE 13

                               GENERAL PROVISIONS

13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's

                                      24.

use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 HOLDING OVER. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 SUBORDINATION TO MORTGAGES. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord covenants to use its best efforts to obtain non-disturbance agreements from all holders of ground leases, mortgages and deeds of trust in effect as of the date of this Lease, in form reasonably satisfactory to Tenant, within sixty (60) days of the date of this Lease. If Landlord shall fail to obtain such non-disturbance agreements within such sixty (60) day period, Tenant shall have thirty (30) days within which to terminate this Lease by written notice to Landlord. Notwithstanding the foregoing, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments reasonably requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust provided that such documents do not materially increase Tenant's obligations or diminish its rights or remedies under this Lease.

                                      24.

13.4 TENANT'S ATTORNMENT UPON FORECLOSURE. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 ESTOPPEL CERTIFICATE. Each party (the "Responding Party"), within five business days following any request by the other party (the "Requesting Party"), will execute and deliver to the Requesting Party an estoppel certificate substantially in form attached as Exhibit B, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by the Requesting Party, its Lender or prospective lenders, investors or purchasers. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser.

13.7 TENANT'S FINANCIAL INFORMATION. Tenant shall, within ten business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) current publicly available financial statements and any such other publicly available information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph and then only if the person to whom disclosure is made first agrees to be bound by the requirements of this Section 13.7, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer so long as the Security Deposit (or the remaining amount of such Security Deposit after deductions made in accordance with Section 3.7 of this Lease) is transferred to the transferee (or returned to the Tenant) and the transferee has agreed to assume and perform all such obligations which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 FORCE MAJEURE. Subject to express provisions to the contrary set forth in this Lease, the obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 NOTICES. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt

                                      25.

requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

         IF TO LANDLORD:            Rotunda Partners II
                                    600 Grand Avenue, Suite 404
                                    Oakland, CA 94610
                                    Attention: Mark Moss

         WITH A COPY TO:            Rod Divelbiss, Esq.

                                    Divelbiss, Divelbiss & Bonzell, LLP

                                    100 Spear Street, Suite 1115

                                    San Francisco, CA 94105



         IF TO TENANT:              PRIOR TO COMMENCEMENT DATE:
                                    --------------------------

                                    Scientific Learning Corporation
                                    1995 University Avenue, Suite 400
                                    Berkeley , California  94704

                                    Attention:  General Counsel

                                    AFTER THE COMMENCEMENT DATE:
                                    ---------------------------

                                    At the Leased Premises.

                                    Attention:  General Counsel

         with a copy to:            Cooley Godward LLP
                                    One Maritime Plaza
                                    20th Floor
                                    San Francisco, California  94111
                                    Attention:  Anna Pope

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 ATTORNEYS' FEES. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 DEFINITIONS. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

                                      26.

         (a) REAL PROPERTY TAXES. The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

         (b) LANDLORD'S INSURANCE COSTS. The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. Any deductible amount in excess of ten (10%) of the total casualty shall be amortized over the useful life of the repair or replacement required to restore the Property after such casualty, and the amortized portion shall be included on a monthly basis in Landlord's Insurance Costs. Notwithstanding the foregoing, Landlord's Insurance Costs shall not include the cost of any course of construction insurance carried by Landlord for the construction of the Improvements. Notwithstanding the foregoing, if Tenant terminates this Lease pursuant to
Section 10.4 hereof, Tenant shall not be required to pay for any insurance deductibles as part of Landlord's Insurance Costs or otherwise.

         (c) PROPERTY MAINTENANCE COSTS. The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) market rate professional management fees of no more than five percent (5%) of Base Monthly Rent,
(ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (iii) any and all on-going operation or maintenance costs imposed on the Property by or through any development agreement, use permit, site development agreement, traffic mitigation plan, entitlement, or Private Restrictions (including but not limited to shuttle and emergency transportation), (iv) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, repairing and resurfacing paved areas, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building, provided that the cost of any capital improvement shall be amortized over the useful life of such improvement and the amortizing portion of the cost shall be included in Property Maintenance Costs, and
(v) an expense reserve in the amount of $300,000 in the Base Year, subject to a three percent (3%) annual increase for subsequent years. If any costs and expenses are partly based upon property or rents unrelated to the Property, then only that part of such Property Maintenance Costs that is fairly allocable to the Property shall be included within the meaning of the terms "Property Maintenance Costs." Notwithstanding the foregoing provisions of this Section 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the foregoing are caused by the actions or inaction of Tenant, or result from the failure of Tenant to comply with the terms of the Lease: (a) costs of development or construction on the Property (other than

                                      27.

on-going operation or maintenance costs as set forth in (iii) above); (b) the costs to repair or replace the structural portions of the Building or other buildings on the Property, including, without limitation, the foundation, footings, roof structure, roof screens, roof screen penetrations, and load bearing and exterior walls of the Building or any other building located on the Property; (c) depreciation, or amortization; (d) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases;
(e) costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person or costs for which Landlord has a right of reimbursement from others; (f) costs occasioned by the active negligence or willful misconduct of Landlord or any other occupant of the Property or violations of Law by Landlord or any other occupant of the Property, (g) or costs to correct any construction defect in the Leased Premises, the Building or the Property; or (h) capital costs incurred to bring the Building or the Property into compliance with the Use Permit, any CC&R's, underwriter's requirements, or Laws applicable to the Leased Premises, the Building or the Property at the time the building permit for the Improvements (as defined in the Work Letter) is issued.

         (d) PROPERTY OPERATING EXPENSES. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

         (e) LAW. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

         (f) LENDER. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

         (g) PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

         (h) RENT. The term "Rent" shall mean collectively Base Monthly Rent for the Original Build-out Space and any Designated Portion of the Expansion Space once becomes due, and all Additional Rent.

13.13 GENERAL WAIVERS. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a

                                      28.

partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender is also required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14

                               CORPORATE AUTHORITY
                          BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY. Each individual executing this Lease on behalf of either party represents and warrants that such party is validly formed and duly authorized and existing, that it is qualified to do business in the State in which the Leased Premises are located, that it has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on its behalf in accordance with its terms.

14.2 BROKERAGE COMMISSIONS. Each party represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, agrees to indemnify, defend with competent counsel, and hold the other party harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of its agreement or promise (implied or otherwise) to pay such a commission or finder's fee by reason of this Lease. Landlord shall pay the commission due to Brokers pursuant to a separate agreement between Brokers and Landlord

14.3  ENTIRE AGREEMENT. This Lease and the Exhibits (as described in Article
1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

                                      29.

                                   ARTICLE 15

                                OPTIONS TO EXTEND

15.1 OPTIONS. So long as Scientific Learning Corporation (or a Permitted Transferee) is entitled to occupy the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five (5) years from the expiration of the last year of the Lease Term (the "First Extension Period"), and the second (the "Second Extension Period") for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

         (a) Each option to extend shall be exercised, if at all, by written notice of exercise given to Landlord by Tenant not more than eighteen (18) months nor less than six (6) months prior to the expiration of the last year of the Lease Term or the expiration of the First Extension Period, as applicable;

         (b) Anything herein to the contrary notwithstanding, if Tenant is in default under any of the material terms, covenants or conditions of this Lease beyond any applicable notice and cure period, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon written notice to Tenant.

15.2 FAIR MARKET RENT. In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be 95% of the "Fair Markett Rent" for the Leased Premises, determined as set forth below.

15.3 DETERMINATION. Within 30 days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the first year of the applicable extension period. For purposes hereof, "Fair Market Rent" shall mean the rent a willing tenant would be willing to pay for similar space in similar buildings in similar locations upon substantially the terms set forth in this Lease. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's estimate of Fair Market Rent or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to give written notice of its election to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Fair Market Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 ARBITRATION. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Oakland in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

         (a) Tenant shall make demand for arbitration in writing within 30 days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar office space in the San Francisco/Oakland area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who

                                      30.

shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

         (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the Superior Court of the County of Alameda. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

         (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

         (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within 15 days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

         (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

15.5 IMPROVEMENT ALLOWANCE. Upon the commencement of any Extension Period, Landlord shall pay to Tenant an amount up to $10.00 per rentable square feet, which Tenant shall use pay or offset the costs to repaint and re-carpet the Leased Premises, which shall otherwise be undertaken at Tenant's cost and expense.

                                   ARTICLE 16

                                    EXPANSION

16.1 EXPANSION SPACE. So long as Scientific Learning Corporation (or a Permitted Transferee) is entitled to occupy the Leased Premises as of its exercise of the option granted herein, and subject to the conditions set forth below, Tenant shall have an ongoing option to lease from Landlord (the "Expansion Option"), all or portions of the 12,947 rentable square foot delineated on Sheet X-9 of the Plans as "Future Tenant" (the "Expansion Space"), which shall, subject to compliance with all Laws, be built by Landlord to the same or substantially similar quality as the Improvements as required by the Work Letter, based on the specifications for the Improvements:

         (a) The Expansion Option may be exercised, if at all, by one or a series of written notices of exercise given to Landlord by Tenant at any time prior to the expiration of the fifth year of the Term;

                                      31.

         (b) Notwithstanding anything to the contrary contained herein, if Tenant is in default under any of the material terms, covenants or conditions of this Lease beyond any applicable notice and cure period at the time Tenant exercises the Expansion Option, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such Expansion Option upon notice to Tenant.

16.2 OPTION CONSIDERATION. Commencing on the Commencement Date, as consideration for Landlord's agreement to build out the Expansion Space in conformance with the requirements of the final plans and specifications for the Improvements in accordance with the Work Letter, Tenant shall pay to Landlord the following amounts, concurrently with the payment of each monthly installment of Base Monthly Rent for the Original Build-out Space:

During the first year of the Term:      $.25 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises

During the second year of the Term:     $.35 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises

During the third year of the Term:      $.50 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises


During the forth year of the Term:      $.70 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises


During the fifth year of the Term:      $1.00 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises

During the sixth year of the Term:      $1.30 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises

During the seventh year of the Term:    $1.60 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises

During the eighth year of the Term:     $1.90 per month per rentable square
                                        foot in the Expansion Space not yet
                                        included in the Leased Premises


16.3 BASE MONTHLY RENT FOR EXPANSION SPACE. Following each exercise of Tenant's option to expand, and effective upon completion of Improvements by Landlord of substantially similar quality and expense to the initial Improvements, the portion of the Expansion Space designated in Tenant's notice of exercise (which portion shall not be smaller than 2500 rentable square feet and shall be referred to herein as the "Designated Portion(s) of the Expansion Space) shall be deemed added to the Leased Premises. The Base Monthly Rent for the Designated Portion(s) of the Expansion Space shall be Two and 17/100 Dollars ($2.17) per rentable square foot per month, subject to a three percent (3%) increase on each anniversary of the Commencement Date compounded annually.

16.4 TENANT IMPROVEMENT ALLOWANCE FOR EXPANSION SPACE. Upon each exercise of Tenant's right to lease any portion of the Expansion Space, Landlord shall provide a tenant improvement allowance in the following amounts, and shall construct tenant improvements in the Designated Portion of the Expansion Space in accordance with the terms and conditions set forth in the Work Letter. The Improvement Allowance shall be provided in the following amounts:

Substantial Completion within
18 months of Commencement Date:               $42/rsf of the Designated Portion
                                              of the Expansion Space

                                      32.

Substantial Completion within                 $35/rsf of the Designated Portion
18+ months - 30 months:                       of the Expansion Space

Substantial Completion within                 $28/rsf of the Designated Portion
30+ months - 42 months:                       of the Expansion Space

Substantial Completion within                 $21/rsf of the Designated Portion
42+ months - 54 months:                       of the Expansion Space

Substantial Completion within                 $14/rsf of the Designated Portion
54+ months - 68 months:                       of the Expansion
Space

16.5 CORRIDOR FOR EXPANSION SPACE. If at any time Tenant elects to expand into the Expansion Space, Tenant agrees that the remaining portion of the Expansion Space (if any), after Tenant has identified the Designated Expansion Space, will contain the double-door entry nearest the passenger elevators.

                                   ARTICLE 17

                             RIGHT OF FIRST REFUSAL

17.1 RIGHT OF FIRST REFUSAL. So long as Scientific Learning Corporation (or a Permitted Transferee) is entitled to occupy the Leased Premises as of its exercise of the right of first refusal granted herein, and provided that Tenant has elected to exercise its option to lease the Expansion Space, Tenant shall have an ongoing right of first refusal to lease any available space in the Building, other than retail space and other than space which is encumbered by extension option rights in favor of the first tenants to occupy the remainder of the Building, other than the Leased Premises (the "Remaining Space") following completion of the Landlord's build-out of the Remaining Space ("Available Space"). Promptly following Landlord's receipt of an offer from a third party to lease any Available Space, Landlord shall deliver a copy of such offer to Tenant. Following Tenant's receipt of such notice, Tenant shall have five (5) business days within which to notify Landlord in writing that it elects to lease the Available Space on the terms set forth in such offer. In the event Tenant shall have failed to notify Landlord within such period of its election to lease the Available Space, Tenant shall be deemed to have elected not to lease such Available Space, and Landlord shall be entitled to lease the space upon the same terms set forth in such offer to any third party.

                                      33.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

                               LANDLORD:

                               ROTUNDA PARTNERS II, a       LLC in California
                                                      -------------------------
                               By:          /s/ Mark A. Moss, Managing Member
                                         -------------------------------------
Dated:     3/20/00                          By:
      -------------------                      --------------------------------
                                            By:
                                               --------------------------------

                                               --------------------------------



                               TENANT:

                               SCIENTIFIC LEARNING CORPORATION, a Delaware corporation

Dated:                         By:          /s/ Sheryle J. Bolton
      ------------------          ----------------------------------------------
                               Title:       CEO
                                     -------------------------------------------

Dated:     3/20/00             By:          /s/ Frank Mattson
      ------------------          ----------------------------------------------
                               Title:       COO
                                     -------------------------------------------

                                      34.

                                    EXHIBIT "A"

                                    (GRAPHIC)

                                 Rotunda Building
                                       and
                              Planned Parking Garage
                                    Site Plan


                    (To be PROVIDED BY LANDLORD and attached)

                                    EXHIBIT B

                                   WORK LETTER


         THIS WORK LETTER, dated concurrently with the Lease to which this Work Letter is attached as Exhibit B, is entered into by and between ROTUNDA PARTNERS II, a California limited liability company ("Landlord"), and SCIENTIFIC LEARNING CORPORATION, a Delaware corporation ("Tenant"). On or about the date hereof, Landlord and Tenant entered into that certain Lease (the "Lease") for certain premises (the "Leased Premises") located at 1501 Broadway Avenue, Oakland, California. This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, including the Original Build-out Space and the Expansion Space. All defined terms used herein shall have the meaning set forth in the Lease, unless otherwise defined in this Work Letter.

1. CONSTRUCTION OF IMPROVEMENTS IN ORIGINAL BUILD-OUT SPACE. Landlord shall retain Pankow Special Projects Limited, or other contractor selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed) ("Landlord's Contractor") to furnish and install within the Original Build-out Space, certain items of general construction (the "Improvements") as described by: (i) the plans prepared by Architectural Dimensions, Inc. (the "Landlord's Architect") dated March 13, 2000 and attached and incorporated herein as Schedule 1 to the Work Letter, and approved by Hooks Design and Architecture, ("Tenant's Architect"); (ii) the seven page untitled outline of Tenant's requirements for its build-out dated "March 15, 2000 Revised", attached and incorporated herein as Schedule 2 to the Work Letter; and (iii) Pankow Special Projects L.P.'s revised preliminary budget estimate dated March 2, 2000, attached and incorporated herein as
Schedule 3 to the Work Letter. Landlord shall cause the Improvements to be completed by December 31, 2000. . The Landlord's Architect and Tenant's Architect are collectively referred to as "Architects".

2. CONSTRUCTION OF IMPROVEMENTS IN EXPANSION SPACE. Following each exercise of Tenant's expansion option pursuant to Article 16 of the Lease, Landlord shall furnish and install within the Designated Portion of the Expansion Space, certain items of general construction, substantially similar to the Improvements, to be described by plans and specifications to be prepared by an architect selected by Tenant and approved by Landlord (the "Expansion Space Improvements"), subject to the tenant improvement allowance provisions of Section 16.4.

3. DEFINITION OF "TIS". The Improvements and the Expansion Space Improvements are collectively referred to herein as the "TIs". The quantities, character and manner of installation of all of the TIs shall be subject to the limitations imposed by any applicable governmental regulations relating to conservation of energy and by applicable building codes and regulations. In addition, except as expressly provided by Schedule 2 to this Work Letter, Tenant agrees that the TIs shall not require Landlord to perform work which would require changes to structural components of the Building or the exterior design of the Building.

4. COMPLETION DATE OF IMPROVEMENTS. Landlord hereby agrees to construct the Base Building Improvements in the Original Build-out Space and in the Expansion Space in accordance with the Base Building Plans in good and workmanlike manner and in compliance with all applicable laws and regulations, at Landlord's sole cost and expense except as expressly set forth in this Work Letter, and to complete the Improvements by December 31, 2000.

5. PREPARATION AND APPROVAL OF SPACE PLAN. The plan for the Original Build-out Space dated March 13, 2000 and attached as Schedule 1 to this Work Letter, (the "Space Plan") has been approved by Landlord and Tenant. Upon each exercise of Tenant's option to lease all or any portion of the Expansion Space, the parties will follow a procedure similar to that which they followed in developing the Space Plan to develop space plans for any Designated Portion of the Expansion Space.

6.   APPROVAL OF WORKING DRAWINGS.

         (a) Landlord's Architect shall prepare complete and coordinated architectural plans and specifications required for the construction of the tImprovements in conformance with Schedules 1, 2 and 3 attached to this Work Letter (the "Working Drawings"), and to prepare drawings and specifications for Changes (as defined below), if any, requested or required pursuant to Paragraph 8 below.

                                      1.

         (b) Landlord's Architect shall submit the completed and coordinated Working Drawings to Tenant and Tenant's Architect for approval. Tenant and Tenant's Architect will provide written approval or disapproval of the Working Drawings within five (5) business days after such submission. If Tenant or Tenant's Architect disapproves any part of the submission, the disapproval shall include written instructions adequate for the Landlord's Architect to revise the Working Drawings. Such revisions shall be subject to Landlord's approval, which shall not be unreasonably withheld. Landlord's failure to respond to request for approval within five business days following delivery shall be deemed approval.

         (c) If Tenant or Tenant's Architect fails to approve the Working Drawings within the applicable periods set forth in subparagraph 5(b) above, then (A) Landlord shall not be obligated to commence construction of the Improvements, (B) Tenant shall be responsible for any resulting delay, and the cost of such delay, in Landlord's completion of the Improvements and delivery of the Leased Premises, and (C) any such delay shall be deemed a Tenant Delay (as defined below).

         (d) Upon each exercise of Tenant's option to lease all or any portion of the Expansion Space, the parties will follow a similar procedure to obtain approval of the working drawings for the Designated Portion of the Expansion Space.

7.   COST OF TIs.

         (a) Unless specified otherwise herein, Landlord shall bear and pay the entire cost of the Improvements. Notwithstanding the foregoing, Tenant shall pay any fee incurred by Tenant to Tenant's Architect.

         (b) Upon each exercise of Tenant's option to lease all or any portion of the Expansion Space, the Landlord will provide a tenant improvement allowance as set forth in Section 16.4 of the Lease, and Tenant shall pay the balance of the cost of the Expansion Space Improvements .

         (c) In the event that the actual cost of the Improvements upon Substantial Completion is less than $3,264,179.20, Tenant shall be entitled to receive a credit against the Base Monthly Rent for the Original Build-out Space in amount equal to the difference between $3,264,179.20 and the actual cost of the Improvements.

8.   CHANGES.

         (a) Any request by Tenant for a change in the TIs after approval of the Working Drawings (a "Change") shall be accompanied by all information necessary to clearly identify and explain the proposed Change. As soon as practicable after receipt of such an Estimate Request form, Landlord shall notify Tenant of the estimated cost of such Change as well as the estimated increase in construction time caused by the Change, if any. Tenant shall approve in writing such estimates within four (4) business days after receipt of Landlord's notice. Upon receipt of such written request, Landlord shall be authorized to cause the Contractor to proceed with the implementation of the requested Change.

         (b) The increased cost and time of all Changes, including the cost of architectural and engineering services required to revise the Working Drawings to reflect such Changes, the Contractor's overhead and fee shall be treated as costs of the TIs, and shall be as determined by Landlord upon completion of the TIs. If Changes result in an increase in the total cost of the Improvements upon completion over the amount bid by the Contractor based on the approved Working Drawings, Tenant shall reimburse Landlord for such increased cost, subject only to Landlord's furnishing to Tenant appropriate back-up information from the Contractor concerning the increased costs and increased construction time satisfactory to Tenant and Tenant's Architect.

9. TENANT'S WORK. Landlord and Tenant acknowledge and agree that certain work required for Tenant's occupancy of the Leased Premises, including but not limited to the procurement and installation of furniture, fixtures, equipment, artwork and interior signage are beyond the scope of the TIs and shall be performed by Tenant, Tenant's contractors approved by Landlord (which approval shall not be unreasonably withheld or delayed) or Landlord's contractors at Tenant's sole cost and expense. All such work ("Tenant's Work") shall be subject to Landlord's prior written approval not to be unreasonably withheld or delayed. Tenant shall adopt a construction

                                      2.

schedule for Tenant's Work in conformance with the Contractor's schedule, and shall perform Tenant's Work in such a way as not to hinder or delay the operations of Landlord or the Contractor in the Building. Any costs incurred by Landlord as a result of any interference with Landlord's operations by Tenant or its contractors shall be promptly paid by Tenant to Landlord upon demand. Landlord shall make all reasonable efforts to notify Tenant of any such interference of which Landlord has actual knowledge, but failure to provide such notice shall in no way limit Landlord's right to demand payment for such costs. Tenant's Work shall comply with all of the following requirements:

         (a) Tenant's Work shall not proceed until Landlord has approved in writing complete and detailed plans and specifications for Tenant's Work.

         (b) Tenant's Work shall be performed in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any event, all Tenant's Work shall comply with all applicable laws, codes and ordinances of any governmental entity having jurisdiction over the Building. Landlord shall have no responsibility for Tenant's failure to comply with such applicable laws. Any and all delay in obtaining a certificate of occupancy due to Tenant's vendors is the responsibility of Tenant and shall be a Tenant Delay.

         (c) In connection with Tenant's Work, Tenant shall arrange for any necessary hoisting or elevator service with Landlord.

         (d) Tenant shall promptly pay Landlord upon demand for any extra expense incurred by Landlord by reason of faulty work done by Tenant or by reason of damage to existing work caused by Tenant or its contractors.

10.  COMPLETION; TENANT DELAY.

         (a) As used herein, the term "Substantial Completion" of the TIs shall be deemed to mean the date when all of the following shall have occurred: (i) Landlord shall have delivered to Tenant a certificate of occupancy issued by the City of Oakland for the relevant portion of the Leased Premises, or Tenant may legally occupy the Leased Premises for the operation of its business without violating any law or regulation or voiding or adversely affecting its insurance coverage, whether pursuant to a temporary certificate of occupancy or otherwise; and (ii) Tenant's Architect shall have certified to Tenant that Landlord's Contractor has substantially completed construction of all TIs substantially in accordance with the Working Drawings, subject only to the completion of reasonable punch list items which do not impair Tenant's ability to use the Leased Premises for the conduct of its business. Without limiting the generality of the foregoing, "Substantial Completion" of the TIs shall not be deemed to have been achieved unless and until (i) the building systems, including roof, plumbing, HVAC, sprinkler, electrical (including panels and outlets), doors (both personnel and shipping), lighting, ceiling tiles, and window coverings are in good working order, (ii) the interior and exterior of the Building are in compliance with all applicable Laws, (iii) all debris and clutter has been removed from the relevant portion of Leased Premises and final cleanup completed, (iv) exterior windows are washed inside and out, and (v) Outside Areas are in good condition and free of debris, clutter and all construction equipment. After substantial completion of the Improvements in the Original Build-out Space and delivery thereof to Tenant, Landlord and Tenant shall execute a Commencement Date Certificate in the form attached as Exhibit "C" to the Lease.

         (b) If Landlord shall be delayed in substantially completing the TIs as a result of:

                  (i) Tenant's failure to approve the Working Drawings, within the applicable time periods specified above unless such delay was caused by the action or inaction of Landlord, its agents, Architect, employees or contractors; or

                  (ii) Any changes in the scope of the TIs from that set forth in the Space Plans, or any Changes to the Working Drawings requested by Tenant after approval thereof ; or

                  (iii) Any interruption or interference in Landlord's construction of the TIs caused by Tenant, its contractors or its vendors; or

                                      3.

                  (iv) Any other act, neglect, failure or omission of Tenant, its agents, employees or contractors unless such delay was caused by the action or inaction of Landlord, its agents, Architect employees or contractors (items (i) through (v) above being collectively referred to as "Tenant Delays");

then the date upon which the payment of applicable rental under the Lease, shall commence shall be advanced by the cumulative duration of such Tenant Delays.

11. CONSTRUCTION WARRANTY. Landlord shall construct or cause the TIs to be constructed substantially in accordance with this Work Letter and the Working Drawings, all Laws and Private Restrictions, and in a good and workmanlike manner, and all materials and equipment furnished will substantially conform to said plans and shall be new and otherwise of good quality. Landlord's Contractor and subcontractors shall be responsible for the correction of defects in design, workmanship, materials and equipment supplied, and the cost of correction shall not be charged against the Tenant or be a Property Maintenance or Operating Expense.

12. OWNERSHIP OF IMPROVEMENTS. All of the TIs which are constructed shall remain the property of Landlord during the Term and shall not be removed or altered by Tenant, except to the extent permitted by the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the respective dates set forth below.

                              LANDLORD:

                              ROTUNDA PARTNERS II, a     California LLC
                                                    ----------------------------
                              By:           /s/ Mark A. Moss, Managing Member
                                         ---------------------------------------

Dated:     3/20/00                         By:
      ---------------                         ----------------------------------
                                           By:
                                              ----------------------------------




                              TENANT:

                              SCIENTIFIC LEARNING CORPORATION, a Delaware corporation

Dated:                        By:        /s/ Sheryle J. Bolton
      --------------             -----------------------------------------------
                              Title:     CEO
                                    --------------------------------------------

Dated:     3/20/00            By:        /s/ Frank Mattson
      --------------             -----------------------------------------------
                              Title:     COO
                                    --------------------------------------------



                                      4.

                          [ATTACH SCHEDULES 1, 2 AND 3]

                                      1.

                                    EXHIBIT C

                          COMMENCEMENT DATE CERTIFICATE


This Commencement Date Certificate is entered into by Landlord and Tenant pursuant to the Work Letter attached as Exhibit B to the Lease.

1.       (a)  Landlord:          _____________________________________________
         (b)  Tenant:            _____________________________________________
         (c)  Lease:             Lease dated _______________ between Landlord
                                 and Tenant.
         (d)  Leased Premises:   1501 Broadway Avenue, Oakland, California

2.       CONFIRMATION OF COMMENCEMENT.

         Landlord and Tenant confirm that the Commencement Date is ____________ and the Expiration Date is ______________ and that Article 1 of the Lease is amended accordingly.

         Landlord and Tenant have executed this Commencement Date Certificate as of the dates set forth below.

                                 LANDLORD:

                                 ROTUNDA PARTNERS II

                                 By:
                                            ---------------------------------
Dated:                                    By:
      ------------------                     --------------------------------

                                 TENANT:

                                 SCIENTIFIC LEARNING CORPORATION, a Delaware corporation

Dated:                           By:
      ------------------            -----------------------------------------
                                 Title:
                                       --------------------------------------
Dated:                           By:
      ------------------            -----------------------------------------
                                 Title:
                                       --------------------------------------

                                      1.

                                    EXHIBIT D

                          FORM OF ESTOPPEL CERTIFICATE

__________________, 19____


__________________________
__________________________
__________________________
__________________________

Re       1501 Broadway Avenue
         Oakland, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _______________, between _______________, a _______________ ("Landlord"), and the _______________
("Tenant") (herein referred to as the "Lease"). A copy of the Lease [and all amendment thereto] is[are] attached hereto as EXHIBIT A. At the request of _______________ in connection with [ State reasons for request for estoppel certificate ], the undersigned hereby certifies to _______________ and to [ State names of other parties requiring certification ] and each of your respective successors and assigns as follows:

         1. The undersigned is the [tenant/landlord] under the Lease.

         2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

         3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against [Tenant/Landlord] under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

         4. The undersigned is not aware of any default now existing of the undersigned or of [Landlord/Tenant] under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of [Landlord/Tenant] under the Lease except
____________________________________________.

         5. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by [Landlord/Tenant] of any of [Landlord's/Tenant's] interest in the Lease.

         6. The monthly rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

         7. The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the Tenant's initial occupancy of the demised property.

         8. Tenant has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

         9. Except as set forth in the Lease, there is no free rent period pending, nor is Tenant entitled to any Landlord's contribution.

                                      1.

The above certifications are made to [Landlord/__________] and Lender knowing that [Landlord/__________] and Lender will rely thereon in accepting an assignment of the Lease.


Very truly yours,


__________________________, a ____________


By:_______________________________________
Name:_____________________________________
Title:____________________________________

                                      2.

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                                      1.

                            SCHEDULE 2 TO WORK LETTER


SCIENTIFIC LEARNING CORPORATION

THE ROTUNDA
OAKLAND, CA


MARCH 15, 2000 REVISED

FOLLOWING IS AN OUTLINE OF THE TENANT'S REQUIREMENTS FOR THEIR BUILDOUT AT THE ROTUNDA. THESE NOTES SHOULD BE CONSIDERED IN CONJUNCTION WITH THE SPACE PLAN PREPARED BY ARCHITECTURAL DIMENSIONS (DRAWINGS ATTACHED TO THE LEASE) BASED ON THE REVIEWS HELD ON 3/9/00 AND 3/13/00. SLC UNDERSTANDS THAT THE PLAN WILL BE REVIEWED WITH SLC AND POSSIBLY REVISED AGAIN PRIOR TO THE START OF CONSTRUCTION DOCUMENTS BY ARCHITECTURAL DIMENSIONS. THE FOLLOWING NOTES WILL BE USED TO COMPLETE THE PRICING AND THE CONSTRUCTION DOCUMENTS ONCE THE PLAN IS AGREED UPON.

THE TURNKEY SCOPE OF WORK IS TO INCLUDE THE ITEMIZED SCOPE LISTED IN PANKOW'S PRICING DATED 3/02/2000. THESE NOTES CLARIFY THAT LIST AND PROVIDE ADDITIONAL DIRECTION FOR THE TENANT'S EXPECTATIONS FOR THE COMPLETED SPACE. TO THE EXTENT THAT THERE IS ANY DISCREPANCY BETWEEN THE PANKOW PRICING DOCUMENT AND EITHER THIS DOCUMENT OR THE SPACE PLAN, THIS DOCUMENT AND THE SPACE PLAN SHALL GOVERN.

GENERAL NOTES

SINCE THE SPACE WILL BE BUILT FOR SLC ON A TURNKEY BASIS, THERE IS NO DISTINCTION MADE HERE BETWEEN BASE BUILDING SHELL CONDITION AND THE TENANT IMPROVEMENTS. tHE NOTES DESCRIBE THE TENANT'S EXPECTATIONS FOR THE COMPLETED SPACE.

ELECTRICAL / LIGHTING / LIFE SAFETY / HVAC / AND PLUMBING SYSTEMS ALL
TO BE DESIGN BUILD BY THE SUBCONTRACTORS OR CONSULTANTS RETAINED BY THE LANDLORD. ALL CONSULTING & AGENCY FEES FOR SUCH WORK ARE TO BE INCLUDED IN THE TURNKEY BUILDOUT.

ARCHITECTURAL FEES FOR LANDLORD'S ARCHITECT ARE INCLUDED IN THE EXPENSES TO BE PAID BY LANDLORD. NO FEES FOR TENANT'S ARCHITECT OR CONSULTANTS WILL BE INCLUDED IN THE EXPENSES TO BE PAID BY LANDLORD.

HISTORICAL REQUIREMENTS.
SLC is aware that there are certain requirements for the tenant spaces stemming from arrangements made with the government agencies regarding the historic nature of the building. SLC expects that any special construction requirements are included in the turnkey buildout.

SCIENTIFIC LEARNING CORPORATION

Scope of Work Notes

March 15, 2000
Page 2

DRYWALL / PARTITIONS / GLAZING
The space plan now includes the correct number of offices and conference rooms. These rooms are to be primarily grouped in twos or threes and scattered within the floor plates, surrounded by workstations, rather than at the rotunda or perimeter.

Each office should have a sidelight, 18" wide, from floor to the top of the door. The conference rooms and four of the offices should have full height glazing the full width of the rooms. Sidelight glazing can be 1/4 " tempered glass. Glass at the conference rooms should be 3/8 " tempered glass. Extent of glazing at these rooms and others is as shown on the space plan.

1" miniblinds are to be provided at all interior glazing. Provide blinds on exterior windows per building standards.

Door and glazing frames should be building standard.

Partitions should be building standard ceiling height except rated where required by code.

Partitions at offices and conference rooms are to have insulation between the studs as well as a blanket above the ceiling for 24" on each side of the partition.

Note: Walls are to be built of studs sized appropriately for the height of the partitions.

At Reception area on 5 and three conference rooms there should be a drywall ceiling with soffitt.

Fur out columns to minimum dimension where required.

All drywall is to be smooth finish, level 4.

SCIENTIFIC LEARNING CORPORATION

Scope of Work Notes

March 15, 2000
Page 3

Provide sheet metal backing in walls for all cabinets.

At partition intersections with exterior mullions, provide any acoustical treatment required, based on other buildouts in the building, to achieve sound separation between the offices.

DOORS / FRAMES / HARDWARE
Doors, frames and hardware are to be building standard.

Offices are to have office locksets. Storage rooms are to have storeroom locksets.

Card key locks with appropriate door hardware are to be located as shown on the revised space plan. These are to be compatible with the building's card key system.

All other doors are to have passage latchsets.

There should be closers at all coffee, lunchroom, and copy room doors. Revised plans will show these as enclosed rooms.

A keying schedule will be provided once the plan is complete.

SPRINKLERS
Sprinkler layouts to accommodate new construction. Design build by the subcontractor or by engineers.

Provide high temperature heads at the server room.

HVAC
System is to be designed to accommodate new construction. Design build by the subcontractor or landlord's engineers.

Separate zones at large conference rooms.

SCIENTIFIC LEARNING CORPORATION

Scope of Work Notes

March 15, 2000
Page 4

Final sizing of HVAC unit for fileserver room to be determined based on tenant's equipment loads. Approximately 14,000 VA (10,000 watts) snas phone system.

Exhaust fans at lunch rooms and production / copy rooms.

LIGHTING / CEILING
Building standard ceiling grid and tile except as noted above. Building standard lighting except as noted below.

Building standard recessed downlights at the reception area and elevator lobbies. Three downlights and two wallwashers at three conference rooms.

Include an allowance of $ 7500 for accent lighting, with location to be determined.

At all coffee station millwork provide undercounter fluorescent strip lighting.

Switching to be building standard to accommodate construction and to meet Title 24.

LIFE SAFETY
Exit lights to meet code, as well as strobes and smoke detectors, and tie in to building's life safety system. Design build or by landlord's engineer. Fire extinguishers to be provided as required by Code.

ELECTRICAL

Provide secondary wiring closets for 5th and 7th floors and any areas beyond 100 meters from server room. Provide secondary closets with electrical and space for racks.

Provide two 4" conduits in a path that would allow cabling to be routed from files server room to other floors for distribution of cables. Provide a 2" conduit from telco room to file server room. Provide 4" conduits to secondary closets.

Provide 2" conduit raceway from roof down through all four floors to provide path for cable to satellite dish and / or antenna for wireless equipment. (Subject to landlord review and approval).

SCIENTIFIC LEARNING CORPORATION

Scope of Work Notes

March 15, 2000
Page 5

Workstations will be electrified, three circuit, eight wire. Assume 3-4 amps at each office, workstation, and conference room for electrical. Data / communications outlet to consist of a mud ring and string. Provide wall boxes or floor monuments to all electrical stations.

Note that, as previously described, these will be more dense than shown on current plan. These will be 6 x 6 and 6 x 8.

At all work rooms and copy rooms there are to be at least two fourplex outlets and two data / tel outlets.

At large rooms, such as product development there is to be one set of outlets every 6 feet of wall space. Rooms without furniture shown are to receive pairs of outlets every 8 feet.

Coffee / copy rooms are to have a wall phone.

Dedicated outlets are to be provided for copiers and large printers - assume four per copy room.

Assume floor outlets for data/tel and power at three conference rooms.

Provide dedicated outlets for microwave, coffee machine, and toaster oven at each coffee / lunch area. In addition, provide two GFI fourplex outlets at each location, as well as power for all appliances (see below).

At large lunchroom provide electrical for three refrigerators and vending machines as shown on plan.

Assume (15) 30amp twistlock circuits at file server room, plus power for the HVAC equipment.


PLUMBING

New restrooms as included in prior pricing.

SCIENTIFIC LEARNING CORPORATION


Scope of Work Notes

March 15, 2000
Page 6

New stainless steel sink and hardware at all coffee / lunch areas. 1/4: copper line to coffee machine and refrigerator (for ice maker).

Provide reverse osmosis water filtration at all sink areas, filtering water to sink and the two 1/4" lines listed above.

APPLIANCES
At one coffee / lunch area per floor install dishwasher plus full sized refrigerator and microwave. At other locations (one per floor) install undercounter refrigerator, microwave, and instahot. Tenant will provide dishwashers, refrigerators, and microwaves, at Tenant's expense.

MILLWORK
At all coffee lunch areas provide p. lam. upper and lower cabinets and countertop in a size appropriate to the space. Cabinets are to be drawer over door configuration. Rolled edge at countertops. Undercabinet lighting at upper cabinets. 4" brushed aluminum wire pulls. Budget premium laminates.

At work rooms / conference rooms see plan for extent of millwork. Lower cabinets, similar to those at lunchrooms are to be provided.

At copy areas provide three plastic laminate shelves over copier. Heavy Duty KV brackets and standards.

Provide pole and shelf at closets (in a number and size appropriate to the space). See plan.

FINISHES
Paint throughout , eggshell finish, except as noted below, per building standards.

Assume 25% of wall areas will be medium tone accent colors. Assume 25% of wall areas will be deep tone accents.

Carpet throughout to be Interface Modular carpet - use the Aiki collection for pricing.

VCT at appropriate areas, including kitchens, server room, storage rooms, copy rooms. Assume Azrock premium in two color full tile pattern.

SCIENTIFIC LEARNING CORPORATION


Scope of Work Notes

March 15, 2000
Page 7

Static dissipative tile at fileserver room.

Rubber base throughout, to be 4" Burke, premium color.

At Reception area and three conference rooms assume wallcovering on all walls. Use $35 / yard, contractor net for 54" wide paper backed material - no repeat.

Provide recessed fire extinguisher cabinets for all floors. Location to be determined in the field.

Building standard exterior window treatments.


STRUCTURAL

The space plan currently indicates that the three columns in the conference rooms on the 7th floor remain in place. Tenant and Landlord will obtain a cost estimate from Pankow for the removal of each of the columns. After receiving the cost estimate, Tenant will determine whether it wishes to have any or all of the columns removed. If Tenant elects to have any of the columns removed, Tenant will pay the cost of such removal, except for the first $40,000 of the cost of the column removal, which will be paid by Landlord.

Landlord will provide necessary improvements to extend private elevator and stairs from 6th floor to 5th floor.

DECKS
Landlord will provide and install appropriate floor coverings and/or decking for at least 30% of the space marked as Roof on the space plans (6th and 7th floors), if needed so that Tenant will be able to place deck furniture on and otherwise use the roof space as a deck without damaging the roof surface.

GENERAL

Certificate of insurance providing proof of Commercial General Liability at least $1,000,000 and Builders Risk coverage naming SLC as additional insured to be furnished prior to start date of Tenant's buildout.

                           PANKOW SPECIAL PROJECTS, L.P.

                          A CALIFORNIA LIMITED PARTNERSHIP
                   2101 WEBSTER STREET, SUITE 750 - OAKLAND, CA 94612
                      TELEPHONE (510) 893 8337 - FAX (510) 893 8950
                            CONTRACTOR'S ISSUE NO. 726892

                                                                   03/02/2000

Mr. Phil Tagami
ROTUNDA PARTNERS, INC.
600 Grand Avenue, Suite 404
Oakland, CA 94612

RE:    The Rotunda Building
       300 Frank G. Ogawa Plaza
       Oakland, CA 94612
       Floors 5,6, and 7 - Scientific Learning

Dear Mr. Phil;

Enclosed please find our revised preliminary budget estimate for tenant improvement work on the 5th, 6th, and 7th Floors at The Rotunda Building, Oakland. Our budget price to perform this work is:

The Rotunda Building:

      Floors 5,6, and 7 - Scientific Learning     $4,080,224         $52.67/SF
                                                  ----------
                                                  ----------

Please reference the attached Exhibits A, B, C for proposal qualification.

The attached cost sheets represent a detailed breakdown of the work to be conmpleted. We appreciate the opportunity to help you put this project together. Please give me a call if you have any questions.

Sincerely,

PANKOW SPECIAL PROJECTS, L.P.
PANKOW OPERATING, INC. GENERAL PARTNER

/s/ Wally Naylor

Wally Naylor

  cc:    Richard Welterhouse - PSPL
         Dean Browning - PSPL
         File

                                    EXHIBIT A

                              DOCUMENTS AND SCHEDULE

                               The Rotunda Building
                           Scientific Learning Tenant Space
                              300 Frank H. Ogawa Plaza
                                     03/02/2000

SCOPE OF WORK

Perform all work necessary to build-out the Scientific Learning Space on the 5th, 6th and 7th Floors at the Rotunda Building, Oakland. The scope of work is defined by the following documents:

    - Architectural Dimensions drawings sheets X-0, X-1, X-2, X-3, X-4, and X-5 all undated.

    - Rotunda Building Tenant Build-Out Letter dated 10/1/99.

    - PSPL Exhibit A, B & C, attached.

SCHEDULE

The work shall be substantially complete twenty two (22) weeks from the date notice to proceed is given and the receipt of finish materials, architectural drawings, and issuance of the city building permit.

It is acknowledged that any costs needed to accelerate the work due to the non-availability of a building permit standby time waiting for the City inspections, or other causes not identifiable at the time subcontractor bidding was solicited will be considred changes to the work.

                                EXHIBIT B

                           SPECIAL CONDITIONS FOR

                         The Rotunda Building
                      Scientific Learning Tenant Space
                         300 Frank H. Ogawa Plaza
                              03/02/2000

I.    GENERAL

      A. All work is prices to be done on regular time.

      B. The project will be completed in one continuous phase.

      C. All construction utilities (power, HVAD, water, etc.) to be provided by Rotunda Partners, Inc.

      D. All permit fees, plan check fees, and other similar type fees are included.

      E. Signage and identifying device work is excluded.

      F. We have excluded all costs associated with installation and termination of new tel/data cable. Cross-over connections of phone lines at Main Riser must be performed by the Building Owner's telecommunications subcontractor. Please coordinate in advance with Building Management.

      G. We will coordinate NIC vendors into our construction schedule, however, we have not included removing and replacing ceiling tile or providing clean-up for them beyond their scheduled work period.

      H. All work in The Rotinda atrium, mechanical room, electrical room, stair room, Tel/Data room, and all core common areas is excluded.

      I. All Tel/Data work, signage, security and furniture is excluded.

      J. The new ceiling is assumed to be below the Column Capitals so that no work will be required to them.

      K. We have included appliance installation only. Dishwasher and other appliances to be furnished by others.

      L. The Storage Area on the 6th floor is priced to be unfurnished.

      M. We have included an allowance for structural support for a UPS system in the 6th floor Server Room pending further clarification.

II.   DEMOLTION

      A. Rotunda atrium window wall demolition at main entry locations to be by others.

III.  MILLWORK

      A. We have included refurbishing the existing wood base at perimeter and installing new wood base to match existing where required.

      B. New uppers and lowers for kitchens and copy areas are to be plastic laminate finish.

IV.   DOORS, FRAMES AND HARDWARE

      A. All doors are priced as building standard.

V.    BLINDS

      A. Vertical blinds to be 3 1/2" pvc vanes.

      B. We have not included blinds at interior office windows and side files.

VI.   LATH AND PLASTER

      A. Existing plaster walls and columns to be patched and repaired and receive new finish coat.

VII.  GLASS - N/A

VIII. DRYWALL

      A. All new ceiling height walls are priced using tapeable lap track system.

      B. We have included new 1-hour Partitions as noted.

      C. We shall patch, finish tape and sand smooth for paint all existing unfinished and/or damaged drywall partitions.

IX.   ACOUSTICAL CEILING

      A. We have included new building standard ceiling grid and tile.

X.    PAINTING/WALLCOVERING

      A. We have included painting of all new and existing walls and drywall ceilings, and wood base within the space.

      B. We have included painting and/or staining of new and existing doors and frames.

XI.   CARPET/BASE

      A. We have included an allowance of $25/SY to furnish & install blue down carpet.

      B. We have included new rubber base throughout - except where wood base is specified.

XII.  PLUMBING

      A. All new kitchen sinks include a garbage disposal, cold water lines and Insta hots.

XIII. FIRE SPRINKLERS

      A. We have included engineered drawings for Oakland Fire Dept. permit.

      B. We have included new sprinkler heads as neccessary for this build-out.

      C. All work will be done on a Design Build basis.

XIV.  HVAC

      A. We have included air & water balancing.

      B. All work will be done on a Design Build basis.

      C. We have include 10 tons of additional cooling for the Server room that will operate on a 24/7 basis.

XV.   ELECTRICAL

      A. Electrical Permit & Life Safety Permit are included.

      B. We have included ring & string outlets only for the Telephone/Data drops.

      C. New electrical panel and 225 AMP feeder are included.

      D. All work will be done on a Design Build basis.

THE ROTUNDA BUILDING                              PANKOW SPECIAL PROJECTS, L.P.
300 Frank H. Ogawa Plaza                               TI CONSTRUCTION ESTIMATE
                                                 2101 Webster Street, Suite 750
                                                            Oakland, CA   94612
Square Footage:                                                  (510) 893-8337
    77,462                                                   (510) 893-8950 FAX
    03/02/2000



Duration:               FLOORS 5,6 and 7
22 weeks                Scientific Learning
--------------------------------------------------------------------------------------------------------
                                               Total                                 Project
No. Description                             Quantity U/M        Unit Price    Ext.    Total      SF Cost
--------------------------------------------------------------------------------------------------------
SOFT DEMOLITION - PSPL                                                                 $18,462     $0.24
--------------------------------------------------------------------------------------------------------
1  Remove Damaged Lath & Plaster                     50 hr         41.50       2075
2  Remove Damaged Flooring Substrate                180 hr         41.50       7470
3  Mlee Ceiling demo                                100 hr         41.50       4150
4  Haul-out Debris (20 cy)                           50 hr         41.50       2075
5  Debris Box                                         5 ea           400       2000
6  Demo partitions @ new entries                     26 lf            12        312
7  Door cut-ins                                       2 sf           200        400

--------------------------------------------------------------------------------------------------------
MISC. WORK - PSPL                                                                      $458,004    $5.89
--------------------------------------------------------------------------------------------------------
1  Repair Floor Substrate & Prep for
   Underlayment                                 77,482 sf           0.15      11619
2  Composite Board 4' x 4' x 3/8"
   Flooring Underlayment                        77,482 sf              2     154964
3  Plywood Telephone Backboards                     13 ss            250       3250
4  Open & Close Ceiling 4th Floor                    1 ls           1500       1500
5  Fire Extinguisher Cabinets                       27 ss            250       6750
6  Structural support for UPS
   system-Server Room                                1 sl          10000      10000
7  Remove existing stairs - 7th floor
   restroom                                          1 ls           1500       1500
8  New stairs between restrooms-7th floor
   restrooms                                         1 sl           2500       2500
9  Ramp for new restrooms                            1 sp           1800       1800
10 Manual Folding Partition                          1 ls          20000      20000
11 Exterior man lift                            77,462 sf              1      77462
12 Elevator                                          1 sf          65000      65000
13 New interconnecting stairs                        1 ls         100000     100000

--------------------------------------------------------------------------------------------------------
LEAD CONTAINMENT                                                                        320,000    $0.26
--------------------------------------------------------------------------------------------------------
1  Lead Containment                                  1 allow       20000      20000

--------------------------------------------------------------------------------------------------------
DOORS, FRAMES & HARDWARE - PSPL
--------------------------------------------------------------------------------------------------------
FURNISH ONLY                                $88,535.00
 * FURNISH DOORS                            $24,050.00
1  Door 3080 Bldg Sld                               61 ea           250       15250
2  Door 2680 Bldg Sld                                4 ea           250        1000
3  Door 8080 Bldg Sld                               13 ea           600        7800

* FURNISH FRAMES                            $14,565.00
1  Alum. Door Frame 3080                            61 ea           130        7930
2  Alum. Door Frame 2680                             4 ea           130         520
3  Alum. Glazing Frame                              93 lf            35        3255
4  Alum. Door Frame 5080                            13 ea           220        2860

 * FURNISH HARDWARE                         $29,920.00
1  Locksale Schlege L Series                        61 ea           250       18250
2  Cylinders                                        61 ea            25        1525
3  Lalchaeta Schlege L Series                        4 ea           210         840
4  Hinges                                          348 ea             9        3132
5  Floor Stops                                      93 ea             8         588
6  Closets                                          26 ea           110        2860
7  Double Door hardware                             13 ea           300        3900
8  Stainless Steel Kick Plates 24x44                 4 pr            75         300
9  Coal Hooks                                       61 ea            25        1525

 *INSTALL ONLY                              $34,016.00
1  Wood Door 3080                                   61 ea            75        4575
2  Wood Door 2880                                    4 ea            75         300
3  Entry Doors 5080 Red Oak                         13 ea           150        1950
4  Alum. Door Frames 3080                           61 ea            76        4576
5  Alum. Door Frames 2680                            4 ea            75         300
6  Alum. Glazing Frame                              93 lf            35        3255
7  Alum. Door Frames 6080                           13 ea           150        1950
8  Locksets                                         61 ea            55        3355
9  Latchsets                                         4 ea            30         120
10 Hinges                                          348 ea             5        1740
11 Floor Stops                                      98 ea            25        2450
12 Closers                                          26 ea            75        1950
13 Double Door hardware                             13 ea           300        3900
14 Stainless Steel Kick Plates 24x44                 4 ea            60         240
15 Coat Hooks                                       81 ea            15         915


THE ROTUNDA BUILDING                              PANKOW SPECIAL PROJECTS, L.P.
300 Frank H. Ogawa Plaza                               TI CONSTRUCTION ESTIMATE
                                                 2101 Webster Street, Suite 750
                                                            Oakland, CA   94612
Square Footage:                                                  (510) 893-8337
    77,462                                                   (510) 893-8950 FAX
    03/02/2000



Duration:               FLOORS 5,6 and 7
22 weeks                Scientific Learning
--------------------------------------------------------------------------------------------------------
                                               Total                           Project
No. Description                             Quantity U/M  Unit Price    Ext.    Total      SF Cost
--------------------------------------------------------------------------------------------------------
16 Keying                                    81 ea            40         2440

--------------------------------------------------------------------------------------------------------
LATH & PLASTER                                                                   $55,858      $0.48
--------------------------------------------------------------------------------------------------------
1  Finish Coal at Existing Perimeter Wall 9082 sl            1.2        10898
2  Finish Coal at Existing Columns        9988 sl              3        24960

--------------------------------------------------------------------------------------------------------
MILL WORK                                                                       $184,988      $2.39
--------------------------------------------------------------------------------------------------------
1  P Lam Uppers & Lowers                   111 lf           480         53280
2  Storage Room Adjustable Shelves           9 lf            70           830
3  Plastic Laminate Countertop              58 lf            70          4080
4  Restroom counter                         38 lf           200          7200
5  Repair Exhaling Wood Base at Perimeter  918 lf             8          7329
6  Millwork doors                            3 ea          1000         33000
7  Wood windows                            285 lf           300         79500

--------------------------------------------------------------------------------------------------------
GLASS                                                                             $7,220      $0.09
--------------------------------------------------------------------------------------------------------
1  1/4" Clear Tempered Glass               744 sf          8.50          8324
2  Restroom Mirrors                         84 sf            14           396

--------------------------------------------------------------------------------------------------------
DRYWALL
--------------------------------------------------------------------------------------------------------
1  Perimeter ceiling at rotunda-
   6th floor                              2850 sf            10         28500
2  Perimeter ceiling at rotunda-
   5th floor                              2850 sf             2          8300
3  Sub Quote                                 1 ls        481520        481520

--------------------------------------------------------------------------------------------------------
CERAMIC TILE                                                                     $37,913      $0.49
--------------------------------------------------------------------------------------------------------
1  Restroom walls                         2300 sf          9.00         20700
2  Restroom floor                         1530 sf          1.28         17213

--------------------------------------------------------------------------------------------------------
ACOUSTICAL CEILING                                                              $172,186      $2.22
--------------------------------------------------------------------------------------------------------
1  New 2x2 Donn Fineline Cirrus          85402 sf          2.83         172185

--------------------------------------------------------------------------------------------------------
PAINTING & WC                                                                    $84,138      $1.09
--------------------------------------------------------------------------------------------------------
1  Walls                                131232 sf          0.48          50367
2  Ceilings                              20250 sf          0.73          14783
3  Doors                                    31 ea         40.10           4168
4  Restroom walls/ceilings                2850 sf          1.00           2860
5  Baseboards-Painted                     1720 lf          0.87           1889

--------------------------------------------------------------------------------------------------------
FLOORING                                                                           $213,195     $2.75
--------------------------------------------------------------------------------------------------------
1  Carpet                                 8001 sf          0.25         200023
2  Rubber Base                           10530 lf          1.25          13170

--------------------------------------------------------------------------------------------------------
TOILET PARTITIONS/ACCESSORIES                                                      $17,000      $0.22
--------------------------------------------------------------------------------------------------------
1  Toilet partitions                        20 ea        500.00          10000
2  Toilet accessories                        4 ea       1750.00           7000

--------------------------------------------------------------------------------------------------------
WINDOW TREATMENT                                                                  $31,840      $0.41
--------------------------------------------------------------------------------------------------------
1  3 1/2" Vertical Blinds at Perimeter     113 ea          280           31840

--------------------------------------------------------------------------------------------------------
PLUMBING                                                                          $98,480      $1.21
--------------------------------------------------------------------------------------------------------
1  New Sink Locations                        4 ea         8100           25800
2  Condense Drain/Secondary Drain @AC Units  2 ea         1200            2400
3  Install Dishwasher                        1 ea          400             400
4  Garbage Disposal                          4 ea          350            1400
5  Restrooms                              4.27 ea         5000           64050
6  Insta Hots                                4 ea          850            2800
7  Water Lines for Appliances                4 ea          850            2800

--------------------------------------------------------------------------------------------------------
SPRINKLERS                                                                        $205,274      $2.85
--------------------------------------------------------------------------------------------------------
1  New sprinkler distribution system     77462 sf         2.88           20527

--------------------------------------------------------------------------------------------------------
HVAC                                                                              $276,805      $3.57
--------------------------------------------------------------------------------------------------------
1  Cooling only zones w/Pneumatic
   Controls                                 48 ea       180000           89700
2  Reneal Zones w/pneumatic controls        34 ea       200000           15200
3  Exhaust Fan                               5 ea          750            3750
4  6 Tan Server Room                         2 ea         9400           10000
5  Fire/Smoke Dampers                        3 ea          750            2250


THE ROTUNDA BUILDING                              PANKOW SPECIAL PROJECTS, L.P.

300 Frank Ogawa Plaza                                     CONSTRUCTION ESTIMATE

Square Footage                                   2101 Webster Street, Suite 750
        77,462                                                Oakland, CA 94612
      03/02/00                                                   (510) 893 8337
                                                             (510) 893 8950 FAX

Duration:              FLOORS 5,6 AND 7

28 weeks               SCIENTIFIC LEARNING



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                         Total                                                      Project
---------------------------------------------------------------------------------------------------------------------------------
  No.     Description                    Quantity             U/M            Unit Price         Ext.         Total        SF Cost
---------------------------------------------------------------------------------------------------------------------------------

   6     Hotwater Pipe Extension          1085                 oa                 21             22785
   7     Pipe Extension Insulation        1085                 ls                  4              4866
   8     After Hours Control Switch          7                 ls             510.00              4200
   9     Engineering                     72200                 sf               0.25             18050
   10    Air and Water Balance              80                 ea                150             12000
   11    Permit                              1                 es                400               400
   12    Restrooms                           2                 ea               2500              5000

---------------------------------------------------------------------------------------------------------------------------------
   ELECTRICAL                                                                                               $797,838       $8.53
---------------------------------------------------------------------------------------------------------------------------------
   1     Subquotes                           1                 la             737938            737938
---------------------------------------------------------------------------------------------------------------------------------
   FINAL CLEAN - PSPL                                                                                       $  9,818       $0.13
---------------------------------------------------------------------------------------------------------------------------------
   1     Final clean                     66482                 sf               0.15              9819



THE ROTUNDA BUILDING                              PANKOW SPECIAL PROJECTS, L.P.
300 Frank H. Ogawa Plaza                               TI CONSTRUCTION ESTIMATE
                                                 2101 Webster Street, Suite 750
                                                            Oakland, CA   94612
Square Footage:                                                  (510) 893-8337
    77,462                                                   (510) 893-8950 FAX
    03/02/2000



Duration:               FLOORS 5,6 and 7
22 weeks                Scientific Learning
--------------------------------------------------------------------------------------------------------
                                               Total                           Project
No. Description                             Quantity U/M  Unit Price    Ext.    Total      SF Cost
--------------------------------------------------------------------------------------------------------
SUBTOTAL                                                                       $53,222,761

BUILDING PERMIT                                                                    548,341

GENERAL CONDITIONS                                                                $196,266

PL/PD                                                                              $58,948

G.R.T.                                                                              $6,947

SUBTOTAL                                                                        $3,532,862

FEE                                                                               $176,633

CONTINGENCY                                                                       $370,929

TOTAL PRICE                                                                     $4,080,224   $62.57
